UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE PRELIMINARY 14C
 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

LITTLEFIELD CORPORATION
(Name of Registrant As Specified In Its Charter)

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1

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

11:00 AM CDT, October 26, 2012

To the Stockholders of Littlefield Corporation:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Littlefield Corporation, a Delaware corporation (the “Company”), in connection with action to be taken by the holders of a majority of the issued and outstanding voting securities of the Company, at a Special Meeting of Shareholders on October 26, 2012, removing Jeffrey L. Minch from his position as director of the Company.  The Special Meeting was requested by the President of the Company pursuant to Bylaw Article II, Section 3. This Notice and accompanying Information Statement were first mailed to the stockholders on or before October 6, 2012.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

The meeting will be held at:

                4547 Lake Shore Drive
Waco, Texas 76710

Only holders of record of our common stock at the close of business on September 24, 2012, will be entitled to notice or to vote at the meeting or any adjournment of the meeting.  Each share is entitled to one vote per Director in the election of Directors and one vote in all other matters to be voted upon at the meeting.  Shareholders of record as of the close of business at 5:00 P.M. September 24, 2012, are the only persons entitled to vote at this meeting.  At the close of business on August 3, 2012, 17,337,901 shares of our common stock were outstanding, with each share being entitled to one vote.  There are no cumulative voting rights.  A majority of the outstanding shares of common stock represented at the meeting, in person or by proxy, will constitute a quorum.

You are cordially invited to attend the meeting.  If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

By Order of the Board of Directors,

By:	/s/ James D. Recks
James D. Recks
Director, President and Chief Executive Officer

LITTLEFIELD CORPORATION
2501 N Lamar Blvd
Austin, Texas 78705

INFORMATION STATEMENT

General

Littlefield Corporation., a Delaware corporation (the “Company,” “we,” “us,” or “our”), is sending you this Information Statement solely for the purpose of informing our stockholders of record as of September 24, 2012 (the “Record Date”), in the manner required by Regulation 14(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Delaware General Corporation Law (the “DGCL”), of the actions to be taken by our stockholders at a special meeting and other related corporate actions. No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

Summary of the Corporate Actions

On August 28, 2012, a group of shareholders of Littlefield Corporation filed a Schedule 13D with the Securities and Exchange Commission announcing that they had formed a group known as Concerned Littlefield Shareholders (“CLS”), which, after certain stock purchases beneficially owned or exercised control of approximately 50.53% of the outstanding common stock of Littlefield.  In its Schedule 13D filing, CLS announced that, “The purpose of CLS is to cause a special meeting of the shareholders to be held and, at the meeting , cause the following actions to be taken: (i) removal of Carlton R. Williams, Michael L. Wilfley, and Jeffrey L. Minch as directors without cause pursuant to Article III Section 4, of the By-laws of the Company; (ii) the setting of the number of directors of the Company at three; and (iii) the election of James Recks as a director of the Company.”

Subsequently, on September 7, 2012, Michael L. Wilfley and Carlton R. Williams resigned from its board of directors.

On September 10, 2012, the directors of the Company elected James D. Recks to the Company’s board of directors to fill a vacancy on the board, pursuant to Article III, Section 5 of the Company’s Bylaws.  Following Mr. Recks’ election, the board approved the reduction of the number of directors on the Company’s board of directors from six to four.  In addition, on September 10, 2012, James D. Recks was elected president and chief executive officer of the Company by the board.  Also on September 10, 2012, Alfred T. Stanley resigned from the board of directors.

Following the September 10 actions, the Company has three currently serving members of the board of directors:  James D. Recks, Charles M. Gillman and Jeffrey L. Minch.

On September 20, 2012, the CLS filed an amendment to its Schedule 13D with the Securities and Exchange Commission announcing that, by letter to the Company dated September 20, 2012 CLS agreed to withdraw their demand for a special meeting of stockholders subject to the President of the Company calling a special meeting of stockholders to replace Mr. Minch as a director of the Company on or before November 9, 2012.

This Information Statement is being mailed on or about October 6, 2012 to the Company’s stockholders of record as of the Record Date. The Company anticipates that the actions to be taken pursuant to the special meeting of stockholders will be taken on or about October 26, 2012 20 days after the mailing of this Information Statement.

The Company’s principal executive offices are located at 2501 N Lamar Blvd, Austin, Texas 78705, and the Company’s telephone number is (512) 476-5141.

Voting and Vote Required

The Company is not seeking consent, authorizations or proxies from you. Under the DGCL and the Company’s Bylaws, the removal of a director may be effected by a special meeting of shareholders holding a majority of the voting power of all of our capital stock.

As of the Record Date, the Company had 17,337,901 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. As of the Record Date, CLS owned approximately 50.5% of the Company’s voting power. Accordingly, the voting at the Special Meeting by CLS is sufficient to approve the actions contemplated herein and no further stockholder action is required.

Appraisal Rights

Stockholders of the Company are not entitled to appraisal rights under the DGCL in connection with the Director Changes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of our common stock beneficially owned as of March 19, 2012, by:

1.	each executive officer, including the named executive officers listed in the Summary Compensation Table above;

2.	each Director and nominee for Director;

3.	all of the executive officers and Directors as a group; and,

4.	each person or entity known to us to own more than five percent of the outstanding common stock.

Name of Beneficial Owner	Number of Shares Owned	Options Exercisable Within 60 Days	Total Beneficial Ownership	Percent of Class (1)
Jeffrey L. Minch (2) (3)	4,046,157	975,000	5,021,157	27.4%
Boston Avenue Capital LLC (4)	7,504,489	0	7,504,489	43.3%
Tempe C. Minch (2) (3)	632,760	0	632,760	3.6%
Carlton Williams (5)	91,540	94,121	185,661	1.1%
Alfred T. Stanley (6)	3,600	82,410	86,010	*
Michael L. Wilfley (7)	3,120	82,410	85,530	*
James P. Roberts II (8)	0	37,500	37,500	*
Richard S. Chilinski (3)	50,000	0	50,000	*
Michael J. Lindley (3)	130,284	0	130,284	*
Charles M. Gillman (9)	7,520,489	27,500	7,547,989	43.5%
Gregory S. Marchbanks (10)	134,399	0	134,399	*

Current named executive officers and Directors of the Company as a group	12,612,349	1,298,941	13,911,290	74.6%

(1)
Under SEC rules, we calculate the percentage ownership of each person who owns exercisable options by adding the number of exercisable options for that person to the number of total shares outstanding, and dividing that result into the total number of shares and exercisable options owned by that person.  On March 19, 2012, we had 17,337,901 shares of common stock issued and outstanding.  An asterisk (*) indicates less than 1% ownership.

Includes shares which the listed shareholder has the right to acquire upon exercise of options within 60 days of March 19, 2012, as follows: Mr. Minch 975,000, Mr. Williams 94,121 shares; Mr. Stanley 82,410 shares; Mr. Wilfley 82,410 shares; Mr. Roberts 37,500 shares and Mr. Gillman 27,500 shares.

(2)
Shares include 59,000 shares held in a trust for non-immediate family members. Mr. Minch disclaims beneficial ownership of the shares owned by his wife in the amount of 632,760 shares. Also includes 196,320 shares held in the Littlefield Deferred Compensation account that were purchased for the benefit of Mr. Minch in accordance with the employment agreement with Mr. Minch. Mr. Minch disclaims beneficial ownership of these shares.

(3)	Address is: 2501 N. Lamar Blvd., Austin, Texas 78705.

(4)
Address is: 15 East 5th St., Suite 3200, Tulsa, OK 74103.  The number of shares owned by Boston Avenue Capital LLC (“Boston”) are included in the total number of shares owned by the officers and Directors as a group, by virtue Charles M. Gillman’s position as portfolio manager of Boston.  See Note 9 below.  See also Certain Relationships and Related Transactions, below.

Address is: 1508 Woodridge Dr., Austin, Texas 78703.

(5)	Address is: 1409 Hardouin Ave., Austin, Texas 78703.

(6)	Address is: 2211 Falkirk Dr., Round Rock, Texas 78681.

(7)	Address is 2630 Creeks Edge Parkway, Austin, Texas 78733.

(8)
Address is: 15 East 5th St., Suite 3200, Tulsa, OK 74103.  Includes 7,504,489 shares owned directly by Boston and 16,000 shares owned directly by Yorktown Avenue Capital, LLC (“Yorktown”). Boston and Yorktown have sole direct voting and investment power over their respective shares of Common Stock. Stephen J. Heyman and James F. Adelson are the joint managers of each of Boston and Yorktown. Charles M. Gillman is the portfolio manager for each of Boston and Yorktown. As joint managers of Boston and Yorktown, Messrs. Heyman and Adelson may each exercise voting and investment power over the shares of Common Stock held by Boston and Yorktown. As portfolio manager for Boston and Yorktown, Mr. Gillman may also exercise voting and investment power over the shares of Common Stock held by Boston and Yorktown. As a result, Messrs. Heyman, Adelson and Gillman may each be deemed to be the indirect beneficial owners of shares of Common Stock held by Boston and Yorktown. Messrs. Heyman and Adelson disclaim beneficial ownership of the Common Stock held by Boston and Yorktown except to the extent of their pecuniary interest therein. Also includes 27,500 shares subject to incentive stock options issued to Mr. Gillman. Mr. Gillman is also the principal of Value Fund Advisors, LLC (“VFA”). Pursuant to certain agreements between the Company and VFA, the shares of Common Stock owned by Boston and Yorktown will be voted in support of all propositions recommended by the Company’s Board of Directors to the shareholders in the Annual Meeting proxy materials through December 31, 2012. The mailing address for Boston, Yorktown and Messrs. Heyman and Adelson is 15 East 5th Street, Suite 3200, Tulsa, Oklahoma, 74103.

(9)	Address is 600 Congress Avenue, Suite 200, Austin, Texas 78701. Includes 53,876 shares owned by a non-profit family foundation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2007 and 2008, Value Fund Advisors, LLC (“VFA”) was an investment advisor to Boston Avenue Capital LLC and Yorktown Avenue Capital, LLC which purchased more than 5.5 million shares of common stock directly from the Company pursuant to agreements.  The 2008 agreement gives VFA the right to recommend up to two individuals for consideration by our nominating committee, for nominations for the Board of Directors through December 31, 2012.  VFA has recommended Mr. Gillman (first elected in 2008) and Mr. Stanley (first elected in 2004) for election to the Board, and our nominating committee has nominated them for election and they were reelected at the Company’s May 16, 2012 Annual Meeting.

The 2008 stock purchase agreement between VFA and the Company also provides that VFA will not sell any of its stock holdings in the Company prior to December 31, 2012, without the consent of the Company.  In accordance with the agreement Littlefield filed a registration statement with the SEC covering all unregistered shares acquired by VFA (now held directly by Boston Avenue Capital LLC).  VFA has further agreed to vote shares owned directly by Boston Avenue Capital LLC and Yorktown Avenue Capital, LLC, in support of all propositions recommended to the shareholders by Littlefield’s Board of Directors at annual meetings through December 31, 2012.

NO DISSENTERS' RIGHTS OF APPRAISAL

The Delaware General Corporation Law does not provide for dissenters' or appraisal rights in connection with the removal of the Company's directors or the election of new directors.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

Aside from opposition from the removed officer and director, our board of directors is not aware of any substantial interest, direct or indirect, by security holdings or otherwise, of any persons in any matter acted upon.

ADDITIONAL INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, and in accordance therewith, files reports, proxy statements, information statements and other information, including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission ("SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to addressed to Secretary, Littlefield Corporation, 2501 North Lamar Boulevard, Austin, Texas 78705; 512-476-5141.

CONCLUSION

As a matter of regulatory compliance, we are sending you this information statement that describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with these actions. This information statement is intended to provide our shareholders information required by rules and regulations promulgated under the Securities Exchange Act of 1934.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.